EXHIBIT 5.1 3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 858-314-1500 858-314-1501 fax www.mintz.com

April 2, 2015

MabVax Therapeutics Holdings, Inc.

1588 Sorrento Valley Road, Suite 20

San Diego, California 92121

Ladies and Gentlemen:

We have acted as legal counsel to MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 8,512,806 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued pursuant to the MabVax Therapeutics Holdings, Inc. 2008 Equity Incentive Plan (as amended) (as amended, the “2008 Plan”), and the Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan (as amended, the “2014 Plan” and together with the 2008 Plan, the “Plans”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on September 8, 2014; the Company’s Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on September 8, 2014; the Company’s Certificate of Designations, Preferences and Rights for the Series A-1 Convertible Preferred Stock, as filed with Delaware Secretary of State on July 7, 2014 and as corrected on July 9, 2014; the Company’s Amended and Restated Certificate of Designations, Preferences and Rights for the Series B Convertible Preferred Stock, as filed with Delaware Secretary of State on July 7, 2014; the Company’s Certificate of Designations, Preferences and Rights for the Series C Convertible Preferred Stock, as filed with Delaware Secretary of State on September 3, 2014; the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, as filed with Delaware Secretary of State on March 25, 2015; the Company’s Certificate of Designations, Preferences and Rights of the 0% Series E Convertible Preferred Stock, as filed with Delaware Secretary of State on March 30, 2015 and the Company’s Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Plans.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plans will be validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | SAN DIEGO | LONDON | SAN FRANCISCO

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.